LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Fourth Quarter and Fiscal Year 2013

Nashville, Tenn. – October 28, 2013 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the fourth quarter and fiscal year ended July 28, 2013.

(In thousands)	Thirteen weeks ended July 28, 2013	Thirteen weeks ended July 29, 2012	Fifty-two weeks ended July 28, 2013	Fifty-two weeks ended July 29, 2012
Net sales	$161,676	$159,753	$647,425	$629,987
Restaurant operating profit	17,093	19,620	78,468	88,992
Restaurant operating margin	10.6%	12.3%	12.1%	14.1%
Net loss	(104,374)	(52,096)	(108,405)	(46,528)
Adjusted EBITDA	12,198	16,336	60,303	75,218

Selected Highlights for the Fourth Quarter 2013 Compared to the Fourth Quarter 2012:

▪	Net sales increased 1.2% to $161.7 million from $159.8 million.

▪	Restaurant operating profit decreased 12.9% to $17.1 million from $19.6 million.

▪	Comparable restaurant sales decreased 3.9%, average check increased by 1.9%, and customer traffic decreased by 5.7%.

▪
Net loss of $104.4 million compared to net loss of $52.1 million. Included in the fourth quarter 2013 and fourth quarter 2012 results were non-cash goodwill impairment charges of $91.5 million and $48.5 million, respectively. Excluding non-cash goodwill impairment charges, adjusted net loss for the fourth quarter 2013 and fourth quarter 2012 was $12.9 million and $3.6 million, respectively.

▪	Adjusted EBITDA decreased 25.3% to $12.2 million from $16.3 million. (*)
Selected Highlights for Fiscal Year 2013 Compared to Fiscal Year 2012:

▪	Opened 13 new company-owned Logan’s Roadhouse® restaurants.

▪	Net sales increased 2.8% to $647.4 million from $630.0 million.

▪	Comparable restaurant sales decreased 2.5%, average check increased by 1.0%, and customer traffic decreased by 3.5%.

▪	Restaurant operating profit decreased 11.8% to $78.5 million from $89.0 million.

▪
Net loss was $108.4 million compared to net loss of $46.5 million. Included in the fiscal year 2013 and fiscal year 2012 results were non-cash goodwill impairment charges of $91.5 million and $48.5 million, respectively. Excluding non-cash goodwill impairment charges, adjusted net loss for the fiscal year 2013 was $16.9 million and adjusted net income for fiscal year 2012 was $2.0 million.

▪	Adjusted EBITDA decreased 19.8% to $60.3 million from $75.2 million. (*)
(*) Please see reconciliation table at the end of this release.
Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Annual Report on Form 10-K for the fiscal year ended July 28, 2013. It is available at www.logansroadhouse.com under the investor relations section.
Mike Andres, President, Chief Executive Officer and Chairman, stated “Our fourth quarter and fiscal year results reflect a challenging economic environment, continued pressure on margins due to commodity inflation and sales de-leveraging. In spite of these headwinds, we always recognize that this is, and will always be, a market share game. We continue to focus on our sources of growth, including restaurant-level execution and revitalizing our concept and brand. These efforts will help to ensure that our offering and experience will be relevant and meets or exceeds the needs of our guests enabling us to increase our share of a very competitive marketplace. “

Conference Call
The Company will host a conference call on Thursday, October 31, 2013 at 10:30 a.m. ET to discuss its financial results for the fourth quarter and fiscal year 2013, which encompasses the three and twelve-month periods ended July 28, 2013. The conference call will be hosted by Mike Andres, President, Chief Executive Officer, and Chairman, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 888-713-3587, and the international dial-in number is 913-312-1481. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation. A telephone replay will be available beginning at 1:30 p.m. ET on Thursday, October 31, 2013 through 11:59 p.m. ET on Friday, October 31, 2014, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 5333898.
About Logan’s Roadhouse

Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service casual dining steakhouse offering specially seasoned aged steaks and sizzling southern-inspired dishes in a roadhouse atmosphere. Headquartered in Nashville, Tennessee, Logan’s Roadhouse presently runs 233 company-operated and 26 franchised Logan's Roadhouse restaurants in 23 states. LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.
Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)	Thirteen weeks ended July 28, 2013	Thirteen weeks ended July 29, 2012	Fifty-two weeks ended July 28, 2013	Fifty-two weeks ended July 29, 2012
	(unaudited)	(unaudited)
Revenues:
Net sales	$161,676	$159,753	$647,425	$629,987
Franchise fees and royalties	560	565	2,175	2,186
Total revenues	162,236	160,318	649,600	632,173
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	54,789	53,098	218,327	207,225
Labor and other related expenses	48,448	46,533	191,945	184,310
Occupancy costs	13,467	12,570	52,926	48,780
Other restaurant operating expenses	27,879	27,932	105,759	100,680
Depreciation and amortization	5,270	5,355	20,949	20,309
Pre-opening expenses	198	720	2,721	4,808
General and administrative	7,805	6,789	30,901	25,373
Goodwill and intangible asset impairment	91,488	48,526	91,488	48,526
Store impairment and closing charges	1,515	4,330	4,658	4,438
Total costs and expenses	250,859	205,853	719,674	644,449
Operating loss	(88,623)	(45,535)	(70,074)	(12,276)
Interest expense, net	10,285	10,134	40,917	39,748
Loss before income taxes	(98,908)	(55,669)	(110,991)	(52,024)
Income tax expense (benefit)	5,466	(3,573)	(2,586)	(5,496)
Net loss	$(104,374)	$(52,096)	$(108,405)	$(46,528)

LRI HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	July 28, 2013	July 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$23,708	$21,732
Receivables	9,583	8,288
Inventories	12,887	12,349
Prepaid expenses and other current assets	4,337	4,294
Income taxes receivable	432	3,911
Deferred income taxes	—	2,046
Total current assets	50,947	52,620
Property and equipment, net	223,724	239,553
Other assets	16,085	18,527
Goodwill	192,590	284,078
Tradename	71,694	71,694
Other intangible assets, net	19,272	21,354
Total assets	$574,312	$687,826
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$18,770	$21,193
Payable to RHI	1,118	50
Other current liabilities and accrued expenses	52,383	55,268
Total current liabilities	72,271	76,511
Long-term debt	355,000	355,000
Deferred income taxes	27,745	32,561
Other long-term obligations	43,649	39,702
Total liabilities	498,665	503,774
Commitments and contingencies (Note 13)	—	—
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	—	—
Additional paid-in capital	230,000	230,000
Retained deficit	(154,353)	(45,948)
Total stockholder’s equity	75,647	184,052
Total liabilities and stockholder’s equity	$574,312	$687,826

LRI HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Fiscal year 2013	Fiscal year 2012
Cash flows from operating activities:
Net loss	$(108,405)	$(46,528)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,949	20,309
Other amortization	1,863	1,289
Loss on sale/disposal of property and equipment	2,147	3,467
Amortization of deferred gain on sale and leaseback transactions	(43)	(23)
Impairment charges for long-lived assets	4,658	4,438
Goodwill impairment	91,488	48,526
Share-based compensation expense	1,107	746
Deferred income taxes	(2,770)	(5,024)
Changes in operating assets and liabilities:
Receivables	(1,295)	1,672
Inventories	(538)	(979)
Prepaid expenses and other current assets	(44)	(927)
Other non-current assets and intangibles	(69)	(2,009)
Accounts payable	171	3,459
Payable to RHI	(38)	(48)
Income taxes payable/receivable	3,479	(223)
Other current liabilities and accrued expenses	(2,775)	2,898
Other long-term obligations	4,780	5,445
Net cash provided by operating activities	14,665	36,488
Cash flows from investing activities:
Loan to parent to repurchase shares	—	(1,450)
Purchase of property and equipment	(29,300)	(48,609)
Proceeds from sale and leaseback transactions, net of expenses	16,611	16,200
Net cash used in investing activities	(12,689)	(33,859)
Cash flows from financing activities:
Payments on revolving credit facility	(12,600)	(18,400)
Borrowings on revolving credit facility	12,600	18,400
Net cash provided by financing activities	—	—
Increase in cash and cash equivalents	1,976	2,629
Cash and cash equivalents, beginning of period	21,732	19,103
Cash and cash equivalents, end of period	$23,708	$21,732

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology. These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Please refer to our Annual Report on Form 10-K for the fiscal year ended July 28, 2013, and other reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences. Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.
Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR. The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Restaurant Operating Margin
Restaurant operating margin represents net sales less (a) cost of goods sold, (b) labor and other related expenses, (c) occupancy costs and (d) other restaurant operating expenses, divided by net sales. The following table sets forth a reconciliation of net sales to restaurant operating margin:

(In thousands)	Thirteen weeks ended July 28, 2013	Thirteen weeks ended July 29, 2012	Fifty-two weeks ended July 28, 2013	Fifty-two weeks ended July 29, 2012
Net sales (A)	$161,676	$159,753	$647,425	$629,987
Restaurant operating expenses:
Cost of goods sold	54,789	53,098	218,327	207,225
Labor and other related expenses	48,448	46,533	191,945	184,310
Occupancy costs	13,467	12,570	52,926	48,780
Other restaurant operating expenses	27,879	27,932	105,759	100,680
Restaurant operating profit (B)	$17,093	$19,620	$78,468	$88,992
Restaurant operating margin (B / A)	10.6%	12.3%	12.1%	14.1%

EBITDA and Adjusted EBITDA

The following table sets forth a reconciliation of net loss, the most directly comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

(In thousands)	Thirteen weeks ended July 28, 2013	Thirteen weeks ended July 29, 2012	Fifty-two weeks ended July 28, 2013	Fifty-two weeks ended July 29, 2012
Net loss	$(104,374)	$(52,096)	$(108,405)	$(46,528)
Interest expense, net	10,285	10,134	40,917	39,748
Income tax expense (benefit)	5,466	(3,573)	(2,586)	(5,496)
Depreciation and amortization	5,270	5,355	20,949	20,309
EBITDA	(83,353)	(40,180)	(49,125)	8,033
Adjustments
Sponsor management fees(a)	250	250	1,000	1,000
Non-cash asset write-offs:
Goodwill impairment(b)	91,488	48,526	91,488	48,526
Restaurant impairment(c)	1,515	4,330	4,658	4,438
Loss on disposal of property and equipment(d)	208	1,256	1,974	3,341
Restructuring costs(e)	(37)	12	1,789	442
Pre-opening expenses (excluding rent)(f)	198	545	2,387	3,882
Losses on sales of property(g)	596	117	676	125
Non-cash rent adjustment(h)	876	1,257	4,091	4,610
Costs related to the Transactions(i)	—	—	20	43
Non-cash stock-based compensation(j)	393	216	1,107	746
Other adjustments(k)	64	7	238	32
Adjusted EBITDA	12,198	16,336	60,303	75,218
Cash rent expense(l)	10,195	9,238	39,889	36,626
Adjusted EBITDAR	$22,393	$25,574	$100,192	$111,844

(a)	Sponsor management fees consist of fees paid to certain affiliates of Kelso & Company, L.P. (the "Kelso Affiliates") under an advisory agreement.

(b)	We recorded goodwill impairment charges in fiscal year 2013 and fiscal year 2012.

(c)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(d)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(e)	Restructuring costs include severance, hiring replacement and other related costs.

(f)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(g)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(h)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(i)	Costs related to the Transactions include legal, professional and other fees incurred in connection with our acquisition by the Kelso Affiliates and Management Investors (the "Transactions").

(j)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(k)	Other adjustments include non-recurring professional fees and ongoing expenses of closed restaurants.

(l)	Cash rent expense represents actual cash payments required under our leases.